SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

Pure Storage, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400

Mountain View, California 94041

(Address of Principal Executive Offices)

(800) 379-7873

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, Pure Storage, Inc. is a defendant in a patent infringement suit brought by EMC Corporation (“EMC”) in the U.S. District Court for the District of Delaware alleging that we infringed five patents held by EMC. Prior to trial, EMC dropped U.S. Patent No. 6,915,475 from the suit, and the District Court found, in a summary judgment ruling, that we did not infringe U.S. Patent No. 8,375,187 and did infringe certain claims of U.S. Patent No. 7,434,015 (the “’015 patent”). The remaining two patents and the validity of ‘015 patent went to trial.

On March 15, 2016, the jury returned a verdict finding that we did not infringe U.S. Patent Nos. 6,904,556 and 7,373,464, and that the ‘015 patent, which the District Court ruled us to have infringed, is valid. The jury awarded EMC $14.0 million in reasonable royalty damages. The jury declined to award any lost profit damages.

We believe that there are strong grounds to challenge the infringement ruling by the District Court and the validity finding by the jury, with respect to the ‘015 patent. We intend to vigorously challenge the findings with respect to the ‘015 patent in post-trial motions before the District Court and, if necessary, appeal to the U.S. Court of Appeals for the Federal Circuit.

In assessing the impact of this jury verdict and rulings on our financial statements, we will review the verdict and rulings, evaluate potential post-trial motions, and evaluate the likelihood of a successful appeal. We expect that any amount accrued for this matter will not affect our non-GAAP financial measures, as these measures will exclude, among other things, material non-recurring charges related to legal settlements and judgments.

Forward Looking Statements

This report contains forward-looking statements, including statements regarding Pure Storage’s expectations concerning its business or customers, beliefs regarding the strength of its potential challenges to the findings of infringement, validity and the award of damages, and intention to challenge the findings through all appropriate means, and its expectations on non-GAAP financial measures. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, any adverse outcomes of any motions or appeals against Pure Storage, and other risks and uncertainties included under the captions “Risk Factors” and elsewhere in our filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015 and other factors detailed from time to time in our filings with the SEC, which are available on our investor relations website at investor.purestorage.com and on the SEC website at www.sec.gov. All information provided in this report is as of March 16, 2016, and we undertake no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ SCOTT DIETZEN
Scott Dietzen
Chief Executive Officer

March 16, 2016